UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2018
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2018, the Board of Directors of Comstock Mining Inc. (the “Company”) elected Walter A. Marting, Jr. as a director of the Company and announced the retirement of Daniel Kappes as a Director of the Company. Both actions were effective as of April 6, 2018.

Mr. Kappes will remain involved with the Company as a member of a newly established Mining Advisory Committee, to assist in all aspects of technical mining and mine development, along with Mr. Leo M. Drozdoff, and Mr. Robert A. Reseigh.

The Company also welcomes Mr. Marting to the Board with an extensive resume in mining, mine planning and development, and strategic and operational finance. Mr. Marting started his mining career with Amax Inc., working there from 1975 to 1984, a worldwide producer of molybdenum, with increasing responsibilities including supervising production from Amax’s largest underground and open pit molybdenum mines, worldwide strategic planning for all of Amax’s new properties, including exploration, and ultimately centralizing all of Amax’s treasury and financial administration for Europe at its European headquarters in Paris, France. He also consolidated and managed all of Amax’s metal trading for molybdenum, tungsten, copper, coal and iron ore into one European center. Amax eventually became part of Freeport-McMoRan, the largest Molybdenum producer in the world. In 1984, he became the Chairman and CEO of Lucky Chance Mining Co., a Nevada-based miner that successfully reopened and restarted production at the famed 16-1 Mine in Allegheny, CA.

Mr. Marting is the Founder and Managing Partner of CereCare, LLC and CoreSource Recovery Services, LLC, providing breakthrough rehabilitation treatment for patients suffering from brain and related substance abuse disorders-most commonly alcoholism and opioid addictions. Most recently, in addition to CereCare, Mr. Marting has held various financial, merchant and investment banking positions serving a variety of industries in strategic and operational finance. Mr. Marting graduated from Yale University in 1969, with a BA in English and holds an MBA from Harvard Business School. Mr. Marting is also a Navy veteran, including service as a member of the US Navy SEAL Team Two.

Mr. Marting will join the audit and finance committee and the nominating and governance committee of the Board of Directors and will be eligible to receive all of the compensation and benefits provided for non-employee directors, including those described in Annex A to the Company’s Compensation Committee charter.

The press release announcing the changes to the board of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release dated April 11, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: April 11, 2018	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman (Principal Executive Officer and Principal Financial Officer)

EXHIBIT INDEX

99.1	Press release dated April 11, 2018.